UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 20, 2007

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Soo Bong  Min has tendered his resignation as President, Chief Executive Officer (“CEO”) and director of Wilshire Bancorp, Inc. (the “Company”), and its subsidiary, Wilshire State Bank (the “Bank”), effective December 31, 2007. Mr. Min informed the Company in his resignation letter that he has decided to retire from banking after 48 years in the industry and that his resignation is not due to any disagreement with the Company or with the Bank. To the knowledge of the executive officers of the Company, Min’s resignation is not due to any disagreement with the Company or with the Bank.

In connection with his retirement, the Company and Min have entered into a Consulting Agreement that will become effective on January 1, 2008 and will continue for a term of seventeen months thereafter. Pursuant to the Consulting Agreement, Min will continue to serve as an advisor to the Bank until May 2009.  In return for these services, the Bank will pay Min, through May 2009, an amount equal to the base salary ($20,834 per month) under his existing employment agreement. The Consulting Agreement further provides that during the term of the Consulting Agreement and for a period of three (3) years following its termination, Min will not be employed, or act in any other consulting or independent contractor relationship, with a competing financial institution. Min has also agreed that, during this same period, he will not solicit the Bank’s employees to leave the Bank and he will not solicit any of the Bank’s customers with whom he became acquainted as a result of his employment with the bank, either for his own benefit or for the benefit of any other person, firm or corporation.

The Board of Directors of the Company and of the Bank has promoted Ms. Joanne Kim to interim President and CEO of the Company and the Bank from her current position as Chief Lending Officer and Executive Vice President, effective upon Mr. Min’s retirement. The Company has not entered into any material plans, contracts or arrangements, or amended any existing plans, contracts or arrangements, with Ms. Kim as a result of the events reported herein.

Joanne Kim has been Senior Vice President and Chief Lending Officer of Wilshire State Bank since October 1999, and was appointed Senior Vice President with Wilshire Bancorp in connection with the holding company reorganization in August 2004.  Ms. Kim was promoted to Executive Vice President of Wilshire Bancorp in March 2005.  Previously, she served as Senior Vice President and Branch Manager of Hanmi Bank from 1995 until 1999.

A copy of the Consulting Agreement, effective January 1, 2008, between the Bank and Soo Bong Min is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The Company’s related press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit 99.1  Consulting Agreement, effective January 1, 2008, between Soo Bong Min and the  Bank.
Exhibit 99.2 Press release dated December 20, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: December 20, 2007	By:	/s/ Elaine S. Jeon
Elaine S. Jeon, Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consulting Agreement, effective January 1, 2008, between Soo Bong Min and the Bank.
99.2	Press release dated December 20, 2007.